UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2024

Navient Student Loan Trust 2014-7

(Exact name of issuer as specified in its charter)

Navient Funding, LLC
(Exact name of Depositor as specified in its charter)

Navient Solutions, LLC
(Exact name of Sponsor as specified in its charter)

Delaware	333-190926-09	04-3480392
	333-190926	04-3480392 54-1843973

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company
Delaware
111 Continental Drive, Suite 102
Newark, Delaware
19713

(Address of principal executive offices)

Issuer’s telephone number, including area code:	703-984-6890

Not Applicable

Former name or former address, if changed since last report

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2024, Navient Solutions, LLC (“Navient”), a Delaware limited liability company and a wholly owned subsidiary of Navient Corporation (the “Company”), and Higher Education Loan Authority of the State of Missouri (“MOHELA”), a leading provider of student loan servicing for government and commercial enterprises and a body politic and corporate and public instrumentality of the State of Missouri, entered into a Master Terms Agreement (the “MTA”). The effective date of the MTA is May 7, 2024 (the “Effective Date”). In accordance with the MTA, Navient and MOHELA entered into an Amended and Restated Omnibus Loan Subservicing Agreement (FFELP ABS), dated as of July 1, 2024 (the “Omnibus Agreement”). For more information on the MTA, please see Exhibit 10.1 to the Navient Corporation Form 8-K filing with the Securities and Exchange Commission, filed on May 13, 2024 (such filing, the “Navient Corp Filing”). For the avoidance of doubt, the Navient Corp Filing is not intended to be incorporated by reference herein.

Pursuant to the Omnibus Agreement, Navient has outsourced its student loan servicing operations to MOHELA. As of July 2024 (the “Transition Date”), MOHELA acts as sub-servicer for student loan portfolios that were serviced by Navient prior to the Transition Date and for any new loans that Navient acquired or disbursed, or will acquire or disburse, after the Effective Date. The student loans held by Navient Student Loan Trust 2014-7 (the “Trust”) are covered by the terms of the Omnibus Agreement. MOHELA began sub-servicing the loans held by the Trust (the “Trust Student Loans”) on the Transition Date.

The Omnibus Agreement and the MTA, collectively, include customary representations, warranties, covenants and agreements related to servicing and custody of loans; proprietary rights; transfer of personnel; performance and service requirements; change of control procedures and quality assurance; use of third parties; audits, regulatory and compliance, and confidentiality rights and obligations; data safeguards; and default and termination. The MTA also includes provisions related to the transition services support that the Company may provide for a period of up to eighteen months following the Effective Date (or for such other period as agreed to by the parties). Additionally, the MTA contains customary indemnification obligations of each party, which are incorporated in the Omnibus Agreement mutatis mutandis.

The MTA and the Omnibus Agreement will continue in full force and effect for so long as any loans serviced under the MTA and the Omnibus Agreement remain outstanding, unless terminated earlier in accordance with the termination provisions provided for in the MTA.

MOHELA is entitled to fees based on the applicable services provided, in accordance with a schedule specified in the MTA.

The foregoing description of the MTA and the Omnibus Agreement is only a summary and is qualified in its entirety by reference to the complete terms of the MTA and the Omnibus Agreement, respectively.

Item 6.02	Change of Servicer or Trustee.

Pursuant to the Omnibus Agreement, MOHELA acts as sub-servicer of the Trust Student Loans on behalf of Navient.  Navient remains the named servicer for the Trust under the terms of the Servicing Agreement, dated as of August 14, 2014 (the “Trust Servicing Agreement”).  The sub-servicing arrangement between MOHELA and Navient does not affect the respective rights or obligations of the Trust or Navient under the Trust Servicing Agreement.

MOHELA is one of the largest student loan servicers in the country.  MOHELA provides private student loan servicing for multiple organizations as well as private loans that it owns.  MOHELA is also a major servicer of direct loans for the U.S. Department of Education, having been awarded a servicing contract as a not for profit (NFP) servicer in September 2011.  Further, MOHELA provides student loan servicing for federal FFELP loans that it owns and for those owned by third parties.

As of January 31, 2025, MOHELA was servicing $70.8 billion in third party lender-owned FFELP and private loans representing 2,214,254 borrowers and $101.3 million in MOHELA-owned private loans representing 4,116 borrowers.  In addition to its private loan servicing, MOHELA was also servicing $304.4 billion in federal direct loans representing 6,756,949 borrowers and $512.0 million in MOHELA owned FFELP loans representing 26,227 borrowers as of January 31, 2025.

Part of MOHELA’s private loan experience includes servicing private loans in its own private loan servicing program in an amount of over $101 million for over 4,116 borrowers as of January 31, 2025.  In addition, MOHELA services private loans made by a related entity in a program that involves interest-free loans for qualifying Missouri students.  That program had approximately $32 million in loans outstanding with 6,697 borrowers in repayment as of January 31, 2025.

MOHELA services both private loans and federal direct loans pursuant to a license of the computer servicing system of Fiserv Solutions, LLC and it also services certain private and other loans pursuant to a license of the computer servicing system of the Pennsylvania Higher Education Assistance Agency.

In the normal course of business, MOHELA is subject to various claims, lawsuits and other actions.  Most of these matters involve claims by borrowers alleging the violation of laws in connection with servicing or collection activities as to student loans.  Also in the normal course of business, it is common for MOHELA to receive information and document requests from administrative and regulatory agencies relating to business practices, the industry in which it operates or the businesses with whom it conducts business.  MOHELA believes that the claims, lawsuits and matters will not, individually or collectively, have a material adverse effect on its business, financial condition or results of operations.

MOHELA’s address is 633 Spirit Drive, Chesterfield, Missouri 63005-1243.  The telephone number of MOHELA is (636) 733-3700 or 1-800-6MOHELA.  MOHELA’s website address is http://www.mohela.com, where its financial statements and additional information can be found in the “About Us” section.

MOHELA’s indemnification obligations under the MTA and the Omnibus Agreement, collectively, will in no event include, whether in contract or in tort (including breach of warranty, negligence and strict liability), lost profits or punitive, exemplary, special, consequential, indirect or incidental damages, even if MOHELA has been advised of the possibility of such damages in advance, subject to exception as further specified in the MTA.

The foregoing description of the MTA and the Omnibus Agreement is only a summary and is qualified in its entirety by reference to the complete terms of the MTA and the Omnibus Agreement, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navient Student Loan Trust 2014-7

	By:	Navient Funding, LLC

Dated: March 12, 2025	By:	/s/ C. Scott Booher

Name:	C. Scott Booher
Title:	Vice President